AMENDED & RESTATED

BY-LAWS

OF

SUSSEX BANCORP

As Amended and Restated on May 28, 2014

ARTICLE I

Offices

Section 1.1. Registered Office.  The principal office of Sussex Bancorp (the “Corporation”) shall be as stated in the Certificate of Incorporation.

Section 1.2.  Other Offices. The Corporation may also have offices at other places, both within and without the State of New Jersey.

ARTICLE II

Meetings of Shareholders

Section 2.1. Place of Meetings.  All meetings of the shareholders shall be held at such place or places as shall be determined by the Board of Directors from time to time and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation.

Section 2.2. Annual Meetings.  The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on such date or time after the close of the Corporation’s fiscal year as may be fixed by the Board of Directors. Notice of the annual meeting of shareholders shall be given pursuant to Section 2.4 herein.

 Section 2.3. Special Meetings.  Special meetings of shareholders, for any purpose or purposes, may be called by (i) the Chairman of the Board of Directors, (ii) a written request signed by a majority of the Board of Directors; (iii) the Chief Executive Officer, (iv) the President, or (v) the Chief Executive Officer or the Secretary upon the written request of a holder or holders of the majority of the outstanding common stock of the Corporation entitled to vote at any such meeting.  Such written request shall state the purpose or purposes of the proposed special meeting. At a special meeting of shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). Notice of the special meeting of shareholders shall be given pursuant to Section 2.4 herein.

Section 2.4. Notice of Meetings; Waiver of Notice; Adjournment.

(a)                    Except as otherwise required or permitted by law, whenever the shareholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued.  Written notice of any meeting shall be mailed, delivered personally or given in any other manner permissible under the New Jersey Business Corporation Act, not less than 10 days nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at the meeting.

(b)                    Notice need not be given to any shareholder who submits, either before or after the meeting, in person or by proxy, a signed waiver of notice.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

(c)                    Unless the Board of Directors, after the adjournment of a meeting, fixes a new record date for the adjourned meeting, or unless the adjournment is for more than 30 days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

Section 2.5. Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business at all meetings of shareholders.

Section 2.6. Voting; Required Vote.

(a)                    Except as otherwise provided by law or the Certificate of Incorporation, at all meetings of shareholders every shareholder of record entitled to vote at such meeting may vote in person or by proxy and shall have one vote for each such share standing in such holder’s name on the books of the Corporation.

(b)                    Except as otherwise provided by law or the Certificate of Incorporation, any corporate action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by not less than a majority of the votes cast at a meeting of shareholders by the holders of shares present in person or by proxy and entitled to vote thereon.  Directors shall be elected as provided in Section 3.2 herein.  Written ballots shall not be required for voting on any matter unless ordered by the Chairman of the meeting.

Section 2.7. Proxies.  Any shareholder of record entitled to vote may be represented at any annual or special meeting of shareholders by a duly appointed proxy. Every proxy shall be executed in writing and shall be filed with the Secretary of the meeting before being voted.

Section 2.8. List of Shareholders.  At least 10 days before any meeting of shareholders, a complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order by class, series or group of shareholders maintained by the Corporation, and showing the address of each shareholder and the number of shares registered in the name of such shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation for a period of at least 10 days before the meeting. The list shall be produced (or available by means of visual display) and kept at the time and place of the meeting for inspection of any shareholder of the Corporation present at the meeting for a reasonable period during the meeting.

Section 2.9. Conduct of Meetings.  At each meeting of the shareholders, the Chairman of the Board or, in his absence, the President, shall act as Chairman of the meeting.  The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and shall keep the minutes thereof.  The order of business at all meetings of shareholders shall be as determined by the Chairman of the meeting.

Section 2.10. Consent of Shareholders in Lieu of Meeting.

(a)                    Unless otherwise provided by law or the Certificate of Incorporation, any action required or permitted to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. In no event shall any corporate action referred to in any consent be effective unless written consents signed by a sufficient number of shareholders to take action are duly delivered to the Corporation within 60 days of the earliest dated consent delivered in accordance with the New Jersey Business Corporation Act.

(b)                    Except as provided in the New Jersey Business Corporation Act, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to non-consenting shareholders who would have been entitled to notice of a meeting to vote upon such action, of the action consented to, the proposed effective date of such action, and any conditions precedent to such action.

Section 2.11. Nature of Business at Annual Meetings of Shareholders.

(a)                    No business may be transacted at an annual meeting of shareholders, other than business that is either: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.11 and at the time of the meeting, (ii) is entitled to vote at such annual meeting, and (iii) complies with the notice procedures set forth in this Section 2.11.

(b)                    In addition to any other applicable requirements, for business (including, but not limited to, any nominations for director) to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(c)                    To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of such shareholder; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Section 2.12. Record Date. In order for the Corporation to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall not be more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

Board of Directors

Section 3.1. Number of Directors; Classified Board.  The Board of Directors shall consist of not less than one nor more than twenty-five directors, the exact number of which shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.  The Board shall be classified into three classes as nearly equal in number as possible in accordance with the provision in the Certificate of Incorporation and applicable law. No decrease in the number of directors may shorten the term of an incumbent director.

Section 3.2. Election and Term.  All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director. The persons receiving a plurality of the votes cast shall be so elected.

Section 3.3. Resignations.  Any director may resign at any time by giving written notice of his resignation to the Corporation.  A resignation shall be effective upon receipt thereof by the Corporation, or at such subsequent time as shall be specified in the notice of resignation, or upon the occurrence of a certain event or events specified in the notice of resignation. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 3.4. Vacancies.  Any vacancy in the Board of Directors, however caused, and newly created directorships resulting from an increase in the number of directors may be filled by the vote of a majority of the directors then in office even though less than a quorum, or by a sole remaining director.   A director so elected by the Board of Directors shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified. When a director resigns from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy, the vote thereon to take effect when such resignation becomes effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies. Any director elected to fill a vacancy in the Board of Directors shall become a member of the same class of directors in which the vacancy existed; but if the vacancy is due to an increase in the number of directors, the new director shall be placed in a class in a manner designed to keep equality between the classes, to the extent possible.

Section 3.5. Place of Meetings.  Except as otherwise provided in these by-laws, all meetings of the Board of Directors shall be held at such places, within or without the State of New Jersey, as the Board of Directors determines from time to time.

Section 3.6. Annual Meetings.  The annual meeting of the Board of Directors shall be held either (a) without notice immediately after the annual meeting of shareholders and in the same place, or (b) as soon as practicable after the annual meeting of shareholders on such date and at such time and place as the Board of Directors determines.

Section 3.7. Regular Meetings.  Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines.

 Section 3.8. Special Meetings.  Special meetings of the Board of Directors shall be called by: a) the Chief Executive Officer; b) the Chairman; or c) by the Secretary upon receipt of the written request of a majority of the directors. A request for a special meeting shall state the proposed time, date and place, and the purpose or purposes, of the proposed meeting.

Section 3.9. Notice of Meetings.

(a)                    Notice need not be given of regular meetings which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting (which need not specify the business to be transacted and which may be either verbal or in writing) shall be given to each member of the Board of Directors at least 24 hours before the time of the meeting.

(b)                    Notice of special meetings of the Board of Directors (which need not specify the business to be transacted) shall be given to each director: a) by email and telephone/voicemail message if notice is provided less than 72 hours prior to such meeting; or b) by email, telephone/voicemail message, or U.S. mail if notice is provided more than 72 hours prior to such meeting.

(c)                    Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting the lack of notice of such meeting prior to the conclusion of the meeting shall constitute a waiver of notice by such director.

(d)                    Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed 10 days in any one adjournment.

Section 3.10. Quorum.  Except as otherwise provided by law or in these by-laws, at all meetings of the Board of Directors a majority of the Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 3.11. Chairman of the Board; Vice-Chairman. The Board of Directors shall annually elect one of its members to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall be an ex officio member of all Committees established. The Board of Directors also may elect a Vice-Chairman of the Board to act on a temporary basis in the place of the Chairman of the Board upon his or her absence or inability to act.

Section 3.12. Compensation. Directors may receive compensation for their services as directors and travelling and other out-of-pocket expenses incurred in attending any regular or special meeting of the Board of Directors.  Such compensation shall be set by the Board of Directors from time to time by resolution. Any director may waive his or her compensation for any meeting.

Section 3.13. Conduct of Meetings.  At each meeting of the Board of Directors, the Chairman of the Board shall act as the Chairman of the meeting. In the absence of the Chairman of the Board, the Vice-Chairman shall act as the Chairman of the meeting. If there is no Vice-Chairman or in the absence of the Vice-Chairman, then another director chosen by a majority of those directors present shall be the Chairman of the meeting. The Secretary, or in the Secretary’s absence, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board of Directors shall be as determined by the Chairman of the meeting.

Section 3.14. Committees of the Board.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate an executive committee and one or more other committees, each consisting of one or more directors.  Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee.  In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors.

Section 3.15. Operation of Committees.  Unless the Board of Directors provides otherwise, at all meetings of a committee, a majority of all the members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of such committee present at a meeting at which a quorum is present shall be the act of the committee.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business.

Section 3.16. Standing Committees. Unless otherwise determined by resolution of the Board of Directors, the following committees shall be standing committees of the Board: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. The Board of Directors may appoint other committees, which shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors.

Section 3.17. Written Consent to Action in Lieu of a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.18. Meetings Held Other Than in Person.  Members of the Board or any committee may participate in a meeting of the Board of Directors or committee, as the case may be, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.19. Interested Directors and Officers.

(a)           No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the director’s or officer’s votes are counted for such purpose, if any one of the following is true:

(1)         the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified;

(2) the facts of the common directorship or interest is disclosed or known to the Board of Directors or the committee, and the Board of Directors or committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(3)           the facts of the common directorship or interest is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

(b)           Common or interested directors may be counted in determining the presence of a quorum at a Board of Directors or committee meeting which authorizes the contract or transaction.

Section 3.20 Director Disqualifications. A person is not qualified to serve as a director if he or she:

(a)                 is in violation of any applicable state or federal law governing directorship eligibility, including but not limited to N.J.S. 17:9A-18.1, as amended;

(b)                 is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year;

(c)                 is a person against whom a federal or state bank regulatory agency has issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal;

(d)                 has been found, either by any federal or state regulatory agency whose decision and final and not subject to appeal or by a court, to have:

(1) breached a fiduciary duty involving personal profit; or

(2) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or of any final cease-and-desist order issued by a banking, securities, commodities or insurance regulatory agency;

(e)                 has been nominated by a person who would be disqualified from serving as a director of this Corporation under subsections (a), (b) or (c) of Section 3.20 of these by-laws, above; or

(f)                  is a party (either directly or through an affiliate) to litigation or and administrative proceeding adverse to the Corporation or any of its subsidiaries, except:

(1) derivative litigation brought in the name of the Corporation or any of its subsidiaries by the director in the director’s capacity as a shareholder of the Corporation; or

(2) litigation arising out of a proxy fight concerning the election of directors of the Corporation or of any its subsidiaries or otherwise involving the control of the Corporation or its bank subsidiary.

Section 3.21 Director Qualifications.

(a)                 Each director elected or re-elected to the Board after July 1, 2008, shall be required, within two years of such election or re-election, to beneficially own at least (i) 10,000 shares of the Corporation’s common stock or (ii) 5,000 shares and, to the extent permitted under the Director Deferred Compensation Agreement, defer 50% of such director’s fees toward the purchase of additional Corporation’s common stock until a minimum of 10,000 shares of the Corporation’s common stock is beneficially owned by such director. Each director shall comply with the forgoing, as applicable, for the duration of his or her service on the Board.

(b)                 Each director shall satisfy all applicable state and federal statutory criteria for directorship, including but not limited to the requirements set forth in N.J.S. 17:9A-18.1 (“Persons Ineligible to Serve as Officer, Director, Employee”); N.J.S. 17:9A-103 (“Directors; Stock Ownership; Oath”); and/or N.J.S. 17:9A-104 (“Directors; Disqualification”), as each may from time to time be amended.

(c)                  Each director shall, following his or her election or appointment and before assumption of any duties as a director, take an oath that such director will, so far as the duty devolves upon him or her, diligently and honestly administer the affairs of the Corporation, and that he or she will not knowingly violate, or knowingly permit to be violated, any provision of Title 17 of the Revised New Jersey Statutes, and that he or she owns in good faith and holds in his or her own name, capital stock as required by said section. Such oath, subscribed by the director and certified by the officer before whom it is taken, shall be transmitted to the Commissioner of Banking and Insurance and filed in the Department of Banking and Insurance.

Section 3.22 Director Reporting Obligations. Each director of the Corporation is obligated to inform the Corporation immediately of any occurrence which comes within Section 3.20 and of any occurrence of a event that otherwise disqualified the director from serving as a director pursuant to these by-laws. A director of the Corporation who becomes unqualified to serve as a director pursuant to these by-laws shall immediately cease to serve as a director of the Corporation without the necessity of action by the Board to remove or suspend the director. In the event a director becomes disqualified under subsection (e) of Section 3.20 of these by-laws, the director may be considered for re-election after the conclusion of the litigation or administrative proceeding. The Corporation shall confirm in writing to any director who becomes unqualified to serve as director of the Corporation pursuant to these by-laws that the director has become unqualified and shall immediately cease to serve as a director of the Corporation. In addition, notice of said disqualification of service shall be given to the directors and the Regional Office of the Board of Governors of the Federal Reserve System and, as appropriate, to the Commissioner of Banking and Insurance of the State of New Jersey.

Section 3.23. Board of Director Nominations.

(a)                Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors. Nominations may be made either (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section.

(b)               In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation: (a) in the case of an annual meeting of shareholders, in the form described in Section 2.11(b) and (c); or (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(c)               To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee agreeing to be named as a nominee and to serve as a director, if elected.

Section 3.24. Electronic Communications. Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE IV

Officers

Section 4.1. Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board also may elect or appoint one or more Vice-Presidents (any of whom may be designated as Executive Vice-Presidents or otherwise) and any other officers it deems necessary or desirable for the conduct of business of the Corporation, each of whom shall have such powers and duties as determined by the Board of Directors.

Section 4.2. Duties.

(a)           President.  The President shall exercise general supervision and management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other powers and duties as the Board of Directors assigns to him or her.

(c)           Vice-President.  The Vice President or, if there shall be more than one, the Vice-Presidents, if any, in the order of seniority or in any other order determined by the Board of Directors, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall have such other powers and duties as the Board of Directors or the President may from time to time prescribe.

(d)           Secretary.  The Secretary shall perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors, including, to keep the minutes of all meetings of the Board of Directors and of the shareholders, and shall give notice of all meetings to the directors and shareholders. The Secretary shall be the custodian of the seal of the Corporation and shall attest such seal when required. The Secretary shall have such other powers and perform such other duties as the Board of Directors or the President may from time to time prescribe or as may be prescribed by these by-laws.

(e)           Treasurer.  Subject to the control of the Board of Directors, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto, shall perform all other duties incident to the office of the Treasurer; and shall have such other powers and duties as the Board or the President assigns to him or her.

(f)           Election; Removal.  The officers shall be elected by the Board of Directors. Subject to his or her earlier death, resignation or removal, each officer shall hold office until a successor shall have been duly elected and qualified.  Any officer elected by the Board of the Directors may be removed at any time, with or without cause, by the Board of Directors.

Section 4.3. Resignations.  Any officer may resign at any time by giving written notice of his or her resignation to the Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 4.4. Vacancies.  Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

ARTICLE V

Stock Certificates

Section 5.1. Certificates; Uncertificated Shares.

(a)                 Each share of the Corporation’s stock shall be represented either by book entries on the Corporation’s books, or by certificates signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President or a Vice President and, at the Corporation’s option, countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

(b)                 In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the President or his or her designee shall send to the registered owner of such shares a written notice containing (i) (A) a full statement of the designations, relative rights, preferences and limitations of the shares of the class and series issued or transferred, so far as the same have been determined, and the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series; or (B) a declaration that the Corporation will furnish to the shareholder, upon request and without charge, a statement containing the information described in the preceding clause (A); (ii) a statement that the Corporation is organized under the laws of the State of New Jersey; (iii) the name of the person to whom the uncertificated shares have been issued or transferred; (iv) the number and class of shares, and the designation of the series, if any, to which such notice applies; and (v) any restrictions on transfer of the shares in accordance with Section 14A:7-12(2) of the New Jersey Business Corporations Act.

(c)                 If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued nevertheless by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Lost, Mutilated, Stolen or Destroyed Certificates.  The Corporation, acting through the President or his designee, may issue or direct the issuance of a new certificate of stock or uncertificated share or shares in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the responsible officer may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed. The Board of Directors may adopt such other provisions and restrictions with reference to lost, stolen, mutilated or destroyed certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 5.3. Transfer of Shares.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person's legal representative constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.4. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI

General Provisions

Section 6.1. Dividends and Distributions.  To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine the amount of any dividends or distributions which shall be declared and paid or made.

Section 6.2. Seal.  The Corporation’s seal shall be in such form as is required by law and as approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 6.3. Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.4. Voting Shares in Other Corporations.  Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chief Executive Office or by a proxy or proxies appointed by him.

Section 6.5. Conflict with Applicable Law or Certificate of Incorporation. These by-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these by-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VII

Amendments

These by-laws may be made, altered or repealed by the Board of Directors, subject to the right of the shareholders to alter or repeal any by-law made by the Board.

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